Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD SECOND QUARTER 2021 RESULTS;
QUARTERLY DIVIDEND OF $0.68 PER SHARE

	Second Quarter 2021 Results				2021 Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
		vs. Q2 2020		vs. Q2 2020		vs. YTD 2020		vs. YTD 2020
Net Revenues ($ millions)	$687.9	36%	$691.2	34%	$1,350.2	45%	$1,361.1	43%
Operating Income ($ millions)	$207.0	139%	$210.3	105%	$401.2	195%	$412.1	122%
Net Income Attributable to Evercore Inc. ($ millions)	$140.4	149%	$154.0	115%	$284.7	225%	$316.5	144%
Diluted Earnings Per Share	$3.21	138%	$3.17	107%	$6.46	211%	$6.47	136%
Operating Margin	30.1%	1,299 bps	30.4%	1,044 bps	29.7%	1,515 bps	30.3%	1,076 bps

Business and Financial Highlights	■	Record Second Quarter and First Half Revenues on a U.S. GAAP and an Adjusted basis; First Half 2021 revenues increased more than 40% both versus the prior record in 2019 and versus 2020

■
More than $1 billion in First Half 2021 Advisory revenues, with strong contribution across capabilities globally, including M&A, Capital Advisory and Strategic Defense & Shareholder Advisory; activity levels remain high and backlogs are strong

	■	Advising our corporate client on the largest SPAC merger of all-time and on four of the top 25 largest announced U.S. M&A transactions of 2021

	■	ECM activity continues to be diverse across sectors and products as we continued to broaden our capabilities, including advising on our first direct listing assignment

	■	Delivered significant margin expansion with Second Quarter and First Half U.S. GAAP and Adjusted Operating Margin of 30%

Talent	■
Two Advisory Senior Managing Directors have already joined Evercore and three more are committed to join in 2021, strengthening our coverage in the Healthcare and FinTech sectors and our coverage of Financial Sponsors. Dialogue with additional senior level recruits continues

	■	Celeste Mellet joined Evercore on July 1 as a Senior Managing Director and will become CFO, effective September 1, succeeding Robert Walsh who will retire from Evercore at year-end

Capital Return	■	Quarterly dividend of $0.68 per share

	■	Record levels of capital return with $496.3 million returned to shareholders during the first six months of 2021 through dividends and repurchases of 3.3 million shares at an average price of $128.40

Strategic Transactions	■	In July, acquired a 20% interest in Seneca Evercore, strengthening our strategic alliance in Brazil

ESG	■	Published inaugural Sustainability Report in May

NEW YORK, July 28, 2021 – Evercore Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2021.

LEADERSHIP COMMENTARY

John S. Weinberg, Co-Chairman and Co-Chief Executive Officer, "Our record second quarter and year-to-date results reflect the breadth and diversity of our capabilities, supported by a positive macroeconomic environment. Our Advisory teams continue to be busy across capabilities and geographies, and this pace of activity translated into revenues – first half Advisory revenues increased more than 50% year-over-year and surpassed $1 billion for the first time. In our Underwriting business, we continue to participate in assignments across diverse industries and our revenues year-to-date increased 11% year-over-year. In Equities, we continue to deliver high quality content to our client base and had a very active quarter with conferences. We are pleased to have three Advisory Senior Managing Directors committed to join Evercore over the next few months to strengthen areas of strategic significance and dialogues with potential recruits remain high. Finally, we are excited to welcome Celeste Mellet to Evercore to help guide our organization through our next stage of growth."

Ralph Schlosstein, Co-Chairman and Co-Chief Executive Officer, "We continued to deliver for our clients, our people and our shareholders throughout the second quarter. The positive economic environment, pressure on business models from technology and energy disruption, strong CEO and Board confidence and record levels of investable capital from sponsors and SPACs led to robust announcement activity. We maintained our #1 league table ranking in the U.S. for announced M&A volumes among independent firms and we continue to have meaningful dialogue with clients on capital raising opportunities and other strategic priorities. This high level of activity is contributing to our strong backlogs. While we have delivered for our clients and produced extraordinary financial results during this period of remote work over the past 16 months, we remain firmly committed to our culture of in-the-office collaboration and apprenticeship. Our teams started to transition back to the office during the quarter and we are looking forward to having more of our teams back in the office over the next several weeks. Lastly, we are back to our pre-pandemic approach to capital return for our shareholders and returned nearly $500 million through dividends and repurchases of 3.3 million shares year-to-date."

Roger C. Altman, Founder and Senior Chairman, "Evercore continued its long standing momentum in the second quarter, as we both increased our market share again and saw strong levels of M&A and capital raising. The Firm’s broader platform, as compared to earlier years, and its exceptional talent, is powering this gratifying strength."

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	% Change	June 30, 2021	June 30, 2020	% Change
	(dollars in thousands, except per share data)
Net Revenues	$687,865	$507,075	36%	$1,350,175	$934,082	45%
Operating Income(1)	$207,013	$86,729	139%	$401,221	$136,032	195%
Net Income Attributable to Evercore Inc.	$140,359	$56,412	149%	$284,711	$87,587	225%
Diluted Earnings Per Share	$3.21	$1.35	138%	$6.46	$2.08	211%
Compensation Ratio	59.3%	65.9%		59.5%	64.7%
Operating Margin	30.1%	17.1%		29.7%	14.6%
Effective Tax Rate	22.1%	24.5%		19.2%	25.0%
Trailing Twelve Month Compensation Ratio	58.6%	62.3%

 1. Operating Income includes Special Charges, Including Business Realignment Costs, of $8.6 million recognized in the Investment Banking segment for the three months ended June 30, 2020 and $32.2 million and $0.1 million recognized in the Investment Banking and Investment Management segment, respectively, for the six months ended June 30, 2020. See "Special Charges, Including Business Realignment Costs" below.

Net Revenues
For the three months ended June 30, 2021, Net Revenues of $687.9 million increased 36% versus the three months ended June 30, 2020, primarily reflecting an increase in Advisory Fees of $224.4 million, partially offset by a decrease in Underwriting Fees of $45.5 million. For the six months ended June 30, 2021, Net Revenues of $1.4 billion increased 45% versus the six months ended June 30, 2020, primarily reflecting increases in Advisory Fees and Underwriting Fees of $377.7 million and $12.6 million, respectively, as well as an increase in Other Revenue, net, primarily driven by a shift from net losses of $6.8 million for the six months ended June 30, 2020 to gains of $16.0 million for the six months ended June 30, 2021 on our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Compensation
For the three months ended June 30, 2021, compensation costs of $407.8 million increased 22% versus the three months ended June 30, 2020. For the three months ended June 30, 2021, the compensation ratio was 59.3% versus 65.9% for the three months ended June 30, 2020. The compensation ratio for the three months ended June 30, 2020 was 67.5% when the $8.2 million of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. For the six months ended June 30, 2021, compensation costs of $803.2 million increased 33% versus the six months ended June 30, 2020. For the six months ended June 30, 2021, the compensation ratio was 59.5% versus 64.7% for the six months ended June 30, 2020. The compensation ratio for the six months ended June 30, 2020 was 68.0% when the $30.2 million of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. See "Special Charges, Including Business Realignment Costs" below for further information. The increase in the amount of compensation recognized in the three and six months ended June 30, 2021 principally reflects higher levels of incentive compensation, higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information. The compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Non-Compensation Costs
For the three months ended June 30, 2021, Non-Compensation Costs of $73.1 million decreased 6% versus the three months ended June 30, 2020, primarily driven by a decrease in bad debt expense, partially offset by an increase in professional fees. For the six months ended June 30, 2021, Non-Compensation Costs of $145.8 million decreased 9% versus the six months ended June 30, 2020, primarily driven by decreased travel and related expenses, as a substantial number of employees continued to work remotely in 2021, as well as a decrease in bad debt expense, partially offset by an increase in professional fees.

Special Charges, Including Business Realignment Costs
In 2020, the Company completed a review of operations focused on markets, sectors and people which delivered lower levels of productivity in an effort to attain greater flexibility of operations and better position itself for future growth. This review generated reductions of approximately 8% of our headcount.

In conjunction with the employment reductions, the Company incurred separation and transition benefits and related costs of $8.2 million and $30.3 million for the three and six months ended June 30, 2020, respectively, which have been recorded as Special Charges, Including Business Realignment Costs, and are excluded from our Adjusted results.

Special Charges, Including Business Realignment Costs, for the three and six months ended June 30, 2020 also reflect the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives of $0.4 million and $1.9 million, respectively.

Effective Tax Rate
For the three months ended June 30, 2021, the effective tax rate was 22.1% versus 24.5% for the three months ended June 30, 2020. For the six months ended June 30, 2021, the effective tax rate was 19.2% versus 25.0% for the six months ended June 30, 2020. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The provision for income taxes for the six months ended June 30, 2021 reflects an additional tax benefit of $17.0 million versus $0.1 million for the six months ended June 30, 2020, due to the net impact associated with the appreciation or depreciation in our share price upon vesting of employee share-based awards above or below the original grant price.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 7 and A-2 to A-11 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	% Change	June 30, 2021	June 30, 2020	% Change
	(dollars in thousands, except per share data)
Net Revenues	$691,191	$513,922	34%	$1,361,095	$948,899	43%
Operating Income	$210,339	$102,739	105%	$412,148	$185,270	122%
Net Income Attributable to Evercore Inc.	$154,010	$71,767	115%	$316,527	$129,585	144%
Diluted Earnings Per Share	$3.17	$1.53	107%	$6.47	$2.74	136%
Compensation Ratio	59.0%	65.0%		59.0%	63.6%
Operating Margin	30.4%	20.0%		30.3%	19.5%
Effective Tax Rate	24.7%	26.2%		21.0%	25.6%
Trailing Twelve Month Compensation Ratio	57.3%	60.8%

Adjusted Net Revenues
For the three months ended June 30, 2021, Adjusted Net Revenues of $691.2 million increased 34% versus the three months ended June 30, 2020, primarily reflecting an increase in Advisory Fees of $224.9 million, partially offset by a decrease in Underwriting Fees of $45.5 million. For the six months ended June 30, 2021, Adjusted Net Revenues of $1.4 billion increased 43% versus the six months ended June 30, 2020, primarily reflecting increases in Advisory Fees and Underwriting Fees of $377.8 million and $12.6 million, respectively, as well as an increase in Other Revenue, net, primarily driven by a shift from net losses of $6.8 million for the six months ended June 30, 2020 to gains of $16.0 million for the six months ended June 30, 2021 on our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation
For the three months ended June 30, 2021, Adjusted compensation costs of $407.8 million increased 22% versus the three months ended June 30, 2020. For the three months ended June 30, 2021, the Adjusted compensation ratio was 59.0% versus 65.0% for the three months ended June 30, 2020. For the six months ended June 30, 2021, Adjusted compensation costs of $803.2 million increased 33% versus the six months ended June 30, 2020. For the six months ended June 30, 2021, the Adjusted compensation ratio was 59.0% versus 63.6% for the six months ended June 30, 2020. The increase in the amount of Adjusted compensation recognized in the three and six months ended June 30, 2021 principally reflects higher levels of incentive compensation, higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information. The Adjusted compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Adjusted Non-Compensation Costs
For the three months ended June 30, 2021, Adjusted Non-Compensation Costs of $73.1 million decreased 5% versus the three months ended June 30, 2020, primarily driven by a decrease in bad debt expense, partially offset by an increase in professional fees. For the six months ended June 30, 2021, Adjusted Non-Compensation Costs of $145.8 million decreased 9% versus the six months ended June 30, 2020, primarily driven by decreased travel and related expenses, as a substantial number of employees continued to work remotely in 2021, as well as a decrease in bad debt expense, partially offset by an increase in professional fees.

Adjusted Effective Tax Rate
For the three months ended June 30, 2021, the Adjusted effective tax rate was 24.7% versus 26.2% for the three months ended June 30, 2020. For the six months ended June 30, 2021, the Adjusted effective tax rate was 21.0% versus 25.6% for the six months ended June 30, 2020. The Adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The Adjusted provision for income taxes for the six months ended June 30, 2021 reflects an additional tax benefit of $18.1 million versus $0.1 million for the six months ended June 30, 2020, due to the net impact associated with the appreciation or depreciation in our share price upon vesting of employee share-based awards above or below the original grant price.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the six months ended June 30, 2021 was also higher than U.S. GAAP as a result of certain business acquisition-related and disposition-related charges. Acquisition-related charges for 2021 include professional fees incurred.

The gain on the redemption of the G5 debt security in the second quarter of 2021 has also been excluded from Adjusted Net Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2021 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2020 are included in Annex I, pages A-2 to A-11.

Reclassifications:

Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." For the three and six months ended June 30, 2020, this resulted in a reclassification of $215 thousand and $400 thousand, respectively, from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." There was no impact on U.S. GAAP or Adjusted Net Revenues, Operating Income, Net Income or Earnings Per Share.

The prior period reclassifications from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue" are as follows: Q1 2020: $185 thousand; Q2 2020: $215 thousand; Q3 2020: $150 thousand; Q4 2020: $375 thousand; Q1 2019: ($2) thousand; Q2 2019: $25 thousand; Q3 2019: $320 thousand; Q4 2019: $249 thousand.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	% Change	June 30, 2021	June 30, 2020	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$560,814	$336,436	67%	$1,072,732	$695,000	54%
Underwriting Fees	48,048	93,565	(49%)	127,305	114,683	11%
Commissions and Related Revenue	50,725	54,334	(7%)	104,251	109,900	(5%)
Other Revenue, net	11,233	11,039	2%	13,817	(10,553)	NM
Net Revenues	670,820	495,374	35%	1,318,105	909,030	45%

Expenses:
Employee Compensation and Benefits	398,164	325,706	22%	784,846	587,697	34%
Non-Compensation Costs	69,996	74,375	(6%)	139,847	153,761	(9%)
Special Charges, Including Business Realignment Costs	—	8,558	NM	—	32,202	NM
Total Expenses	468,160	408,639	15%	924,693	773,660	20%

Operating Income	$202,660	$86,735	134%	$393,412	$135,370	191%

Compensation Ratio	59.4%	65.7%		59.5%	64.7%
Non-Compensation Ratio	10.4%	15.0%		10.6%	16.9%
Operating Margin	30.2%	17.5%		29.8%	14.9%

Total Number of Fees from Advisory Client Transactions(1)	255	222	15%	418	358	17%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(1)	115	77	49%	218	150	45%

Total Number of Underwriting Transactions	31	36	(14%)	70	48	46%
Total Number of Underwriting Transactions as a Bookrunner	25	21	19%	56	29	93%

1.Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended June 30, 2021, fees from Advisory services increased $224.4 million, or 67%, versus the three months ended June 30, 2020, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $48.0 million for the three months ended June 30, 2021 decreased $45.5 million, or 49%, versus the three months ended June 30, 2020, reflecting a decrease in the number of transactions we participated in, as well as the relative fee size of those transactions. Commissions and Related Revenue for the three months ended June 30, 2021 decreased $3.6 million, or 7%, versus the three months ended June 30, 2020.

During the six months ended June 30, 2021, fees from Advisory services increased $377.7 million, or 54%, versus the six months ended June 30, 2020, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $127.3 million for the six months ended June 30, 2021 increased $12.6 million, or 11%, versus the six months ended June 30, 2020, reflecting an increase in the number of transactions we participated in, as well as the relative size of our participation in those transactions. Commissions and Related Revenue for the six months ended June 30, 2021 decreased $5.6 million, or 5%, versus the six months ended June 30, 2020.

Other Revenue, net, for the three months ended June 30, 2021 increased versus the three months ended June 30, 2020, primarily driven by the gain on the redemption of the G5 debt security in the second quarter of 2021, partially offset by lower performance of our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. Other Revenue, net, for the six months ended June 30, 2021 increased versus the six months ended June 30, 2020, primarily driven by a shift from net losses of $6.8 million for the six months ended June 30, 2020 to gains of $16.0 million for the six months ended June 30, 2021 on our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program, as well as the gain on the redemption of the G5 debt security in the second quarter of 2021.

Expenses

Compensation costs were $398.2 million for the three months ended June 30, 2021, an increase of 22% from the second quarter of last year. The compensation ratio was 59.4% for the three months ended June 30, 2021, compared to 65.7% for the three months ended June 30, 2020. The compensation ratio for the three months ended June 30, 2020 was 67.4% when the $8.2 million of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. Compensation costs were $784.8 million for the six months ended June 30, 2021, an increase of 34% compared to the six months ended June 30, 2020. The compensation ratio was 59.5% for the six months ended June 30, 2021, compared to 64.7% for the six months ended June 30, 2020. The compensation ratio for the six months ended June 30, 2020 was 68.0% when the $30.1 million of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. See page 4 for further information. The increase in the amount of compensation recognized in the three and six months ended June 30, 2021 principally reflects higher levels of incentive compensation, higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information. The compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Non-Compensation Costs for the three months ended June 30, 2021 were $70.0 million, a decrease of 6% compared to the second quarter of last year. The decrease in Non-Compensation Costs versus last year primarily reflects a decrease in bad debt expense, partially offset by an increase in professional fees. The ratio of Non-Compensation Costs to Net Revenues for the three months ended June 30, 2021 of 10.4% decreased from 15.0% for the second quarter of last year. Non-Compensation Costs for the six months ended June 30, 2021 were $139.8 million, a decrease of 9% compared to the six months ended June 30, 2020. The decrease in Non-Compensation Costs versus last year primarily reflects decreased travel and related expenses, as a substantial number of employees continued to work remotely in 2021, as well as a decrease in bad debt expense, partially offset by an increase in professional fees. The ratio of Non-Compensation Costs to Net Revenues for the six months ended June 30, 2021 of 10.6% decreased from 16.9% for the six months ended June 30, 2020.

Special Charges, Including Business Realignment Costs, for the three and six months ended June 30, 2020 reflect $8.2 million and $30.3 million, respectively, of separation and transition benefits and related costs as a result of the Company's review of its operations, and $0.4 million and $1.9 million, respectively, for the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives. See page 4 for further information.

Investment Management

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	% Change	June 30, 2021	June 30, 2020	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$16,183	$12,953	25%	$31,132	$25,700	21%
Other Revenue, net	862	(1,252)	NM	938	(648)	NM
Net Revenues	17,045	11,701	46%	32,070	25,052	28%

Expenses:
Employee Compensation and Benefits	9,634	8,340	16%	18,342	17,091	7%
Non-Compensation Costs	3,058	3,367	(9%)	5,919	7,267	(19%)
Special Charges, Including Business Realignment Costs	—	—	NM	—	32	NM
Total Expenses	12,692	11,707	8%	24,261	24,390	(1%)

Operating Income (Loss)	$4,353	$(6)	NM	$7,809	$662	NM

Compensation Ratio	56.5%	71.3%		57.2%	68.2%
Non-Compensation Ratio	17.9%	28.8%		18.5%	29.0%
Operating Margin	25.5%	(0.1%)		24.3%	2.6%

Assets Under Management (in millions)(1)
Wealth Management(2)	$11,134	$9,081	23%	$11,134	$9,081	23%
Institutional Asset Management	—	1,328	NM	—	1,328	NM
Total Assets Under Management	$11,134	$10,409	7%	$11,134	$10,409	7%

1. Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $76.3 million and $223.4 million as of June 30, 2021 and 2020, respectively.

Revenues

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	% Change	June 30, 2021	June 30, 2020	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$16,183	$12,632	28%	$31,132	$24,960	25%
Institutional Asset Management	—	321	NM	—	740	NM
Total Asset Management and Administration Fees	$16,183	$12,953	25%	$31,132	$25,700	21%

Our historical Investment Management results include the following businesses, which were previously included in Institutional Asset Management above. These businesses were deconsolidated in 2020:
•On July 2, 2020, we sold the trust business of Evercore Casa de Bolsa, S.A. de C.V. ("ECB").
•On December 16, 2020, we sold the remaining ECB business to certain former employees.
Following these transactions, there are no remaining consolidated businesses in Institutional Asset Management.

Asset Management and Administration Fees of $16.2 million for the three months ended June 30, 2021 increased 25% compared to the second quarter of last year, driven by an increase in fees from Wealth Management clients, which increased 28% compared to the second quarter of last year, as associated AUM increased 23%.

Asset Management and Administration Fees of $31.1 million for the six months ended June 30, 2021 increased 21% compared to the six months ended June 30, 2020, driven by an increase in fees from Wealth Management clients, which increased 25% compared to the six months ended June 30, 2020, as associated AUM increased 23%.

Other Revenue, net, includes income from our legacy private equity investments.

Expenses

Investment Management's expenses for the three months ended June 30, 2021 were $12.7 million, an increase of 8% compared to the second quarter of last year, due to an increase in compensation costs, partially offset by a decrease in Non-Compensation costs. Investment Management's expenses for the six months ended June 30, 2021 were $24.3 million, a decrease of 1% compared to the six months ended June 30, 2020, due to a decrease in Non-Compensation costs, partially offset by an increase in compensation costs.

Special Charges, Including Business Realignment Costs, for the six months ended June 30, 2020 primarily reflect separation and transition benefits and related costs. See page 4 for further information.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 7 and A-2 to A-11 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	% Change	June 30, 2021	June 30, 2020	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$561,363	$336,501	67%	$1,073,450	$695,601	54%
Underwriting Fees	48,048	93,565	(49%)	127,305	114,683	11%
Commissions and Related Revenue	50,725	54,334	(7%)	104,251	109,900	(5%)
Other Revenue, net	11,165	15,573	(28%)	18,319	(1,177)	NM
Net Revenues	671,301	499,973	34%	1,323,325	919,007	44%

Expenses:
Employee Compensation and Benefits	398,164	325,706	22%	784,846	586,630	34%
Non-Compensation Costs	69,996	73,770	(5%)	139,840	152,641	(8%)
Total Expenses	468,160	399,476	17%	924,686	739,271	25%

Operating Income	$203,141	$100,497	102%	$398,639	$179,736	122%

Compensation Ratio	59.3%	65.1%		59.3%	63.8%
Non-Compensation Ratio	10.4%	14.8%		10.6%	16.6%
Operating Margin	30.3%	20.1%		30.1%	19.6%

Total Number of Fees from Advisory Client Transactions(2)	255	222	15%	418	358	17%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(2)	115	77	49%	218	150	45%

Total Number of Underwriting Transactions	31	36	(14%)	70	48	46%
Total Number of Underwriting Transactions as a Bookrunner	25	21	19%	56	29	93%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Luminis of $0.5 million and $0.7 million for the three and six months ended June 30, 2021, respectively, and $0.1 million and $0.6 million for the three and six months ended June 30, 2020, respectively.

2. Includes Advisory and Underwriting Transactions.

Adjusted Revenues
During the three months ended June 30, 2021, fees from Advisory services on an Adjusted basis increased $224.9 million, or 67%, versus the three months ended June 30, 2020, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $48.0 million for the three months ended June 30, 2021 decreased $45.5 million, or 49%, versus the three months ended June 30, 2020, reflecting a decrease in the number of transactions we participated in, as well as the relative fee size of those transactions. Commissions and Related Revenue for the three months ended June 30, 2021 decreased $3.6 million, or 7%, versus the three months ended June 30, 2020.

During the six months ended June 30, 2021, fees from Advisory services on an Adjusted basis increased $377.8 million, or 54%, versus the six months ended June 30, 2020, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $127.3 million for the six months ended June 30, 2021 increased $12.6 million, or 11%, versus the six months ended June 30, 2020, reflecting an increase in the number of transactions we participated in, as well as the relative size of our participation in those transactions. Commissions and Related Revenue for the six months ended June 30, 2021 decreased $5.6 million, or 5%, versus the six months ended June 30, 2020.

Adjusted Other Revenue, net, for the three months ended June 30, 2021 decreased versus the three months ended June 30, 2020, primarily driven by lower performance of our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. Adjusted Other Revenue, net, for the six months ended June 30, 2021 increased versus the six months ended June 30, 2020, primarily driven by a shift from net losses of $6.8 million for the six months ended June 30, 2020 to gains of $16.0 million for the six months ended June 30, 2021 on our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

Adjusted compensation costs were $398.2 million for the three months ended June 30, 2021, an increase of 22% from the second quarter of last year. The Adjusted compensation ratio was 59.3% for the three months ended June 30, 2021, compared to 65.1% for the three months ended June 30, 2020. Adjusted compensation costs were $784.8 million for the six months ended June 30, 2021, an increase of 34% compared to the six months ended June 30, 2020. The Adjusted compensation ratio was 59.3% for the six months ended June 30, 2021, compared to 63.8% for the six months ended June 30, 2020. The increase in the amount of Adjusted compensation recognized in the three and six months ended June 30, 2021 principally reflects higher levels of incentive compensation, higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information. The Adjusted compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Adjusted Non-Compensation Costs for the three months ended June 30, 2021 were $70.0 million, a decrease of 5% from the second quarter of last year. The decrease in Adjusted Non-Compensation Costs versus last year primarily reflects a decrease in bad debt expense, partially offset by an increase in professional fees. The ratio of Adjusted Non-Compensation Costs to Adjusted Net Revenues for the three months ended June 30, 2021 of 10.4% decreased from 14.8% for the second quarter of last year. Adjusted Non-Compensation Costs for the six months ended June 30, 2021 were $139.8 million, a decrease of 8% from the six months ended June 30, 2020. The decrease in Non-Compensation Costs versus last year primarily reflects decreased travel and related expenses, as a substantial number of employees continued to work remotely in 2021, as well as a decrease in bad debt expense, partially offset by an increase in professional fees. The ratio of Adjusted Non-Compensation Costs to Adjusted Net Revenues for the six months ended June 30, 2021 of 10.6% decreased from 16.6% for the six months ended June 30, 2020.

Investment Management

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	% Change	June 30, 2021	June 30, 2020	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$19,028	$15,201	25%	$36,832	$30,540	21%
Other Revenue, net	862	(1,252)	NM	938	(648)	NM
Net Revenues	19,890	13,949	43%	37,770	29,892	26%

Expenses:
Employee Compensation and Benefits	9,634	8,340	16%	18,342	17,091	7%
Non-Compensation Costs	3,058	3,367	(9%)	5,919	7,267	(19%)
Total Expenses	12,692	11,707	8%	24,261	24,358	—%

Operating Income	$7,198	$2,242	221%	$13,509	$5,534	144%

Compensation Ratio	48.4%	59.8%		48.6%	57.2%
Non-Compensation Ratio	15.4%	24.1%		15.7%	24.3%
Operating Margin	36.2%	16.1%		35.8%	18.5%

Assets Under Management (in millions)(1)
Wealth Management(2)	$11,134	$9,081	23%	$11,134	$9,081	23%
Institutional Asset Management	—	1,328	NM	—	1,328	NM
Total Assets Under Management	$11,134	$10,409	7%	$11,134	$10,409	7%

1. Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $76.3 million and $223.4 million as of June 30, 2021 and 2020, respectively.

Adjusted Revenues

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	% Change	June 30, 2021	June 30, 2020	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$16,183	$12,632	28%	$31,132	$24,960	25%
Institutional Asset Management	—	321	NM	—	740	NM
Equity in Earnings of Affiliates(1)	2,845	2,248	27%	5,700	4,840	18%
Total Asset Management and Administration Fees	$19,028	$15,201	25%	$36,832	$30,540	21%

1. Equity in ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

Our historical Investment Management results include the following businesses, which were previously included in Institutional Asset Management above. These businesses were deconsolidated in 2020:
•On July 2, 2020, we sold the trust business of ECB.
•On December 16, 2020, we sold the remaining ECB business to certain former employees.
Following these transactions, there are no remaining consolidated businesses in Institutional Asset Management.

Adjusted Asset Management and Administration Fees of $19.0 million for the three months ended June 30, 2021 increased 25% compared to the second quarter of last year, primarily driven by an increase in fees from Wealth Management clients, which increased 28% compared to the second quarter of last year, as associated AUM increased 23%, as well as an increase in Equity in Earnings of Affiliates of 27%, driven by higher income earned by ABS and Atalanta Sosnoff in the second quarter of 2021.

Adjusted Asset Management and Administration Fees of $36.8 million for the six months ended June 30, 2021 increased 21% compared to the six months ended June 30, 2020, primarily driven by an increase in fees from Wealth Management clients, which increased 25% compared to the six months ended June 30, 2020, as associated AUM increased 23%, as well as an increase in Equity in Earnings of Affiliates of 18%, driven by higher income earned by ABS and Atalanta Sosnoff in 2021.

Adjusted Other Revenue, net, includes income from our legacy private equity investments.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended June 30, 2021 were $12.7 million, an increase of 8% compared to the second quarter of last year, due to an increase in compensation costs, partially offset by a decrease in Non-Compensation costs. Investment Management's Adjusted expenses for the six months ended June 30, 2021 were $24.3 million, flat compared to the six months ended June 30, 2020, due to a decrease in Non-Compensation costs, offset by an increase in compensation costs.

Liquidity

The Company continues to maintain a strong balance sheet, holding cash and cash equivalents of $442.2 million and investment securities of $1.1 billion at June 30, 2021. Current assets exceed current liabilities by $1.3 billion at June 30, 2021. Amounts due related to the Notes Payable were $376.8 million at June 30, 2021.

Deferred Compensation

During the six months ended June 30, 2021, the Company granted to certain employees approximately 2.0 million unvested restricted stock units ("RSUs") (including 1.9 million granted in conjunction with the 2020 bonus awards) with a grant date fair value of approximately $240.6 million. The total shares available to be granted in the future under the Amended 2016 Plan was approximately 5.1 million as of June 30, 2021.

In addition, during the first quarter of 2021, as part of the 2020 bonus awards, the Company granted approximately $97 million of deferred cash awards to certain employees, related to our deferred cash compensation program.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $94.6 million and $177.5 million for the three and six months ended June 30, 2021, respectively, and $85.8 million and $158.4 million for the three and six months ended June 30, 2020, respectively.

As of June 30, 2021, the Company expects to pay an aggregate of $326.2 million related to our deferred cash compensation program at various dates through 2025. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On July 27, 2021, the Board of Directors of Evercore declared a quarterly dividend of $0.68 per share to be paid on September 10, 2021 to common stockholders of record on August 27, 2021.

During the three months ended June 30, 2021, the Company repurchased approximately 17 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $139.24, and approximately 1.4 million shares at an average price per share of $138.85 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.4 million shares were acquired at an average price per share of $138.86. During the six months ended June 30, 2021, the Company repurchased approximately 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $117.02, and approximately 2.4 million shares at an average price per share of $132.88 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 3.3 million shares were acquired at an average price per share of $128.40.

On March 29, 2021, the Company issued $38 million aggregate principal amount of unsecured Senior Notes with a 1.97% coupon through a private placement. The Company used the proceeds from the notes to refinance Senior Notes that matured on March 30, 2021.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 28, 2021, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 1299676. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 1299676. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Hallie Miller
    Head of Investor Relations, Evercore
    917-386-7856

Media Contact:    Dana Gorman
    Abernathy MacGregor, for Evercore
    212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2020, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been, and will not be registered, under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues
Investment Banking:
Advisory Fees	$560,814	$336,436	$1,072,732	$695,000
Underwriting Fees	48,048	93,565	127,305	114,683
Commissions and Related Revenue	50,725	54,334	104,251	109,900
Asset Management and Administration Fees	16,183	12,953	31,132	25,700
Other Revenue, Including Interest and Investments	16,401	15,116	23,631	168
Total Revenues	692,171	512,404	1,359,051	945,451
Interest Expense(1)	4,306	5,329	8,876	11,369
Net Revenues	687,865	507,075	1,350,175	934,082

Expenses
Employee Compensation and Benefits	407,798	334,046	803,188	604,788
Occupancy and Equipment Rental	17,513	17,365	36,222	36,275
Professional Fees	21,401	18,875	43,008	35,841
Travel and Related Expenses	3,715	3,756	6,007	19,907
Communications and Information Services	14,080	14,269	28,109	26,836
Depreciation and Amortization	7,151	6,975	13,792	13,846
Execution, Clearing and Custody Fees	2,913	3,204	6,465	7,390
Special Charges, Including Business Realignment Costs	—	8,558	—	32,234
Acquisition and Transition Costs	—	98	7	106
Other Operating Expenses	6,281	13,200	12,156	20,827
Total Expenses	480,852	420,346	948,954	798,050

Income Before Income from Equity Method Investments and Income Taxes	207,013	86,729	401,221	136,032
Income from Equity Method Investments	3,394	2,313	6,418	5,441
Income Before Income Taxes	210,407	89,042	407,639	141,473
Provision for Income Taxes	46,478	21,814	78,159	35,365
Net Income	163,929	67,228	329,480	106,108
Net Income Attributable to Noncontrolling Interest	23,570	10,816	44,769	18,521
Net Income Attributable to Evercore Inc.	$140,359	$56,412	$284,711	$87,587

Net Income Attributable to Evercore Inc. Common Shareholders	$140,359	$56,412	$284,711	$87,587

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,667	40,635	41,010	40,313
Diluted	43,661	41,894	44,053	42,105

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$3.45	$1.39	$6.94	$2.17
Diluted	$3.21	$1.35	$6.46	$2.08

1.Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business segments and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of Evercore LP Units, as well as Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. In prior periods, the Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Evercore LP Units issued in conjunction with the acquisition of ISI. The Adjusted results assume substantially all of the LP Units have been exchanged for Class A shares. Accordingly, any expense associated with these units, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of substantially all Evercore LP Units and IPO related restricted stock unit awards into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
b.Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
c.Net Loss on Sale of ECB businesses. The net loss resulting from the gain on the sale of the ECB Trust business and the loss on the sale of the remaining ECB business incurred in the third and fourth quarters of 2020, respectively, is excluded from the Adjusted presentation.
d.Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico is excluded from the Adjusted presentation.
e.Gain on Redemption of G5 Debt Security. The gain on the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis. In addition, in prior periods, interest expense on short-term repurchase agreements, within the Investment Management segment, is presented in Other Revenue, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

Reclassifications:
Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." For the three and six months ended June 30, 2020, this resulted in a reclassification of $215 thousand and $400 thousand, respectively, from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." There was no impact on U.S. GAAP or Adjusted Net Revenues, Operating Income, Net Income or Earnings Per Share.
The prior period reclassifications from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue" are as follows: Q1 2020: $185 thousand; Q2 2020: $215 thousand; Q3 2020: $150 thousand; Q4 2020: $375 thousand; Q1 2019: ($2) thousand; Q2 2019: $25 thousand; Q3 2019: $320 thousand; Q4 2019: $249 thousand.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Revenues - U.S. GAAP	$687,865	$507,075	$1,350,175	$934,082
Income from Equity Method Investments (1)	3,394	2,313	6,418	5,441
Interest Expense on Debt (2)	4,306	4,534	8,876	9,376
Gain on Redemption of G5 Debt Security (3)	(4,374)	—	(4,374)	—
Net Revenues - Adjusted	$691,191	$513,922	$1,361,095	$948,899

Compensation Expense - U.S. GAAP	$407,798	$334,046	$803,188	$604,788
Amortization of LP Units and Certain Other Awards (4)	—	—	—	(1,067)
Compensation Expense - Adjusted	$407,798	$334,046	$803,188	$603,721

Operating Income - U.S. GAAP	$207,013	$86,729	$401,221	$136,032
Income from Equity Method Investments (1)	3,394	2,313	6,418	5,441
Pre-Tax Income - U.S. GAAP	210,407	89,042	407,639	141,473
Gain on Redemption of G5 Debt Security (3)	(4,374)	—	(4,374)	—
Amortization of LP Units and Certain Other Awards (4)	—	—	—	1,067
Special Charges, Including Business Realignment Costs (5)	—	8,558	—	32,234
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	—	507	—	1,014
Acquisition and Transition Costs (6b)	—	98	7	106
Pre-Tax Income - Adjusted	206,033	98,205	403,272	175,894
Interest Expense on Debt (2)	4,306	4,534	8,876	9,376
Operating Income - Adjusted	$210,339	$102,739	$412,148	$185,270

Provision for Income Taxes - U.S. GAAP	$46,478	$21,814	$78,159	$35,365
Income Taxes (7)	4,403	3,955	6,529	9,710
Provision for Income Taxes - Adjusted	$50,881	$25,769	$84,688	$45,075

Net Income Attributable to Evercore Inc. - U.S. GAAP	$140,359	$56,412	$284,711	$87,587
Gain on Redemption of G5 Debt Security (3)	(4,374)	—	(4,374)	—
Amortization of LP Units and Certain Other Awards (4)	—	—	—	1,067
Special Charges, Including Business Realignment Costs (5)	—	8,558	—	32,234
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	—	507	—	1,014
Acquisition and Transition Costs (6b)	—	98	7	106
Income Taxes (7)	(4,403)	(3,955)	(6,529)	(9,710)
Noncontrolling Interest (8)	22,428	10,147	42,712	17,287
Net Income Attributable to Evercore Inc. - Adjusted	$154,010	$71,767	$316,527	$129,585

Diluted Shares Outstanding - U.S. GAAP	43,661	41,894	44,053	42,105
LP Units (9)	4,847	5,077	4,887	5,207
Unvested Restricted Stock Units - Event Based (9)	12	12	12	12
Diluted Shares Outstanding - Adjusted	48,520	46,983	48,952	47,324

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.21	$1.35	$6.46	$2.08
Diluted Earnings Per Share - Adjusted	$3.17	$1.53	$6.47	$2.74

Compensation Ratio - U.S. GAAP	59.3%	65.9%	59.5%	64.7%
Compensation Ratio - Adjusted	59.0%	65.0%	59.0%	63.6%

Operating Margin - U.S. GAAP	30.1%	17.1%	29.7%	14.6%
Operating Margin - Adjusted	30.4%	20.0%	30.3%	19.5%

Effective Tax Rate - U.S. GAAP	22.1%	24.5%	19.2%	25.0%
Effective Tax Rate - Adjusted	24.7%	26.2%	21.0%	25.6%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	June 30, 2021	June 30, 2020
Net Revenues - U.S. GAAP	$2,679,998	$1,996,407
Income from Equity Method Investments (1)	15,375	11,773
Interest Expense on Debt (2)	17,697	17,725
Gain on Redemption of G5 Debt Security (3)	(4,374)	—
Mexico Transition - Net Loss on Sale of ECB Businesses (10)	3,441	—
Mexico Transition - Release of Foreign Exchange Losses (11)	27,365	—
Net Revenues - Adjusted	$2,739,502	$2,025,905

Compensation Expense - U.S. GAAP	$1,570,739	$1,243,810
Amortization of LP Units and Certain Other Awards (4)	—	(11,455)
Compensation Expense - Adjusted	$1,570,739	$1,232,355

Compensation Ratio - U.S. GAAP (a)	58.6%	62.3%
Compensation Ratio - Adjusted (a)	57.3%	60.8%

	Investment Banking
	Twelve Months Ended
	June 30, 2021	June 30, 2020
Net Revenues - U.S. GAAP	$2,626,461	$1,943,251
Income from Equity Method Investments (1)	1,663	1,043
Interest Expense on Debt (2)	17,697	17,725
Gain on Redemption of G5 Debt Security (3)	(4,374)	—
Mexico Transition - Release of Foreign Exchange Losses (11)	21,070	—
Net Revenues - Adjusted	$2,662,517	$1,962,019

Compensation Expense - U.S. GAAP	$1,532,938	$1,209,492
Amortization of LP Units and Certain Other Awards (4)	—	(11,455)
Compensation Expense - Adjusted	$1,532,938	$1,198,037

Compensation Ratio - U.S. GAAP (a)	58.4%	62.2%
Compensation Ratio - Adjusted (a)	57.6%	61.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$560,814	$549	(1)	$561,363	$1,072,732	$718	(1)	$1,073,450
Underwriting Fees	48,048	—		48,048	127,305	—		127,305
Commissions and Related Revenue	50,725	—		50,725	104,251	—		104,251
Other Revenue, net	11,233	(68)	(2)(3)	11,165	13,817	4,502	(2)(3)	18,319
Net Revenues	670,820	481		671,301	1,318,105	5,220		1,323,325

Expenses:
Employee Compensation and Benefits	398,164	—		398,164	784,846	—		784,846
Non-Compensation Costs	69,996	—		69,996	139,847	(7)	(6)	139,840
Total Expenses	468,160	—		468,160	924,693	(7)		924,686

Operating Income (a)	$202,660	$481		$203,141	$393,412	$5,227		$398,639

Compensation Ratio (b)	59.4%			59.3%	59.5%			59.3%
Operating Margin (b)	30.2%			30.3%	29.8%			30.1%

	Investment Management Segment
	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$16,183	$2,845	(1)	$19,028	$31,132	$5,700	(1)	$36,832
Other Revenue, net	862	—		862	938	—		938
Net Revenues	17,045	2,845		19,890	32,070	5,700		37,770

Expenses:
Employee Compensation and Benefits	9,634	—		9,634	18,342	—		18,342
Non-Compensation Costs	3,058	—		3,058	5,919	—		5,919
Total Expenses	12,692	—		12,692	24,261	—		24,261

Operating Income (a)	$4,353	$2,845		$7,198	$7,809	$5,700		$13,509

Compensation Ratio (b)	56.5%			48.4%	57.2%			48.6%
Operating Margin (b)	25.5%			36.2%	24.3%			35.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2020				Six Months Ended June 30, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$336,436	$65	(1)	$336,501	$695,000	$601	(1)	$695,601
Underwriting Fees	93,565	—		93,565	114,683	—		114,683
Commissions and Related Revenue	54,334	—		54,334	109,900	—		109,900
Other Revenue, net	11,039	4,534	(2)	15,573	(10,553)	9,376	(2)	(1,177)
Net Revenues	495,374	4,599		499,973	909,030	9,977		919,007

Expenses:
Employee Compensation and Benefits	325,706	—		325,706	587,697	(1,067)	(4)	586,630
Non-Compensation Costs	74,375	(605)	(6)	73,770	153,761	(1,120)	(6)	152,641
Special Charges, Including Business Realignment Costs	8,558	(8,558)	(5)	—	32,202	(32,202)	(5)	—
Total Expenses	408,639	(9,163)		399,476	773,660	(34,389)		739,271

Operating Income (a)	$86,735	$13,762		$100,497	$135,370	$44,366		$179,736

Compensation Ratio (b)	65.7%			65.1%	64.7%			63.8%
Operating Margin (b)	17.5%			20.1%	14.9%			19.6%

	Investment Management Segment
	Three Months Ended June 30, 2020				Six Months Ended June 30, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,953	$2,248	(1)	$15,201	$25,700	$4,840	(1)	$30,540
Other Revenue, net	(1,252)	—		(1,252)	(648)	—		(648)
Net Revenues	11,701	2,248		13,949	25,052	4,840		29,892

Expenses:
Employee Compensation and Benefits	8,340	—		8,340	17,091	—		17,091
Non-Compensation Costs	3,367	—		3,367	7,267	—		7,267
Special Charges, Including Business Realignment Costs	—	—		—	32	(32)	(5)	—
Total Expenses	11,707	—		11,707	24,390	(32)		24,358

Operating Income (Loss) (a)	$(6)	$2,248		$2,242	$662	$4,872		$5,534

Compensation Ratio (b)	71.3%			59.8%	68.2%			57.2%
Operating Margin (b)	(0.1%)			16.1%	2.6%			18.5%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$560,814	$336,436	$1,072,732	$695,000
Underwriting Fees	48,048	93,565	127,305	114,683
Commissions and Related Revenue	50,725	54,334	104,251	109,900
Other Revenue, net	11,233	11,039	13,817	(10,553)
Net Revenues	670,820	495,374	1,318,105	909,030

Expenses:
Employee Compensation and Benefits	398,164	325,706	784,846	587,697
Non-Compensation Costs	69,996	74,375	139,847	153,761
Special Charges, Including Business Realignment Costs	—	8,558	—	32,202
Total Expenses	468,160	408,639	924,693	773,660

Operating Income (a)	$202,660	$86,735	$393,412	$135,370

Investment Management
Net Revenues:
Asset Management and Administration Fees	$16,183	$12,953	$31,132	$25,700
Other Revenue, net	862	(1,252)	938	(648)
Net Revenues	17,045	11,701	32,070	25,052

Expenses:
Employee Compensation and Benefits	9,634	8,340	18,342	17,091
Non-Compensation Costs	3,058	3,367	5,919	7,267
Special Charges, Including Business Realignment Costs	—	—	—	32
Total Expenses	12,692	11,707	24,261	24,390

Operating Income (Loss) (a)	$4,353	$(6)	$7,809	$662

Total
Net Revenues:
Investment Banking:
Advisory Fees	$560,814	$336,436	$1,072,732	$695,000
Underwriting Fees	48,048	93,565	127,305	114,683
Commissions and Related Revenue	50,725	54,334	104,251	109,900
Asset Management and Administration Fees	16,183	12,953	31,132	25,700
Other Revenue, net	12,095	9,787	14,755	(11,201)
Net Revenues	687,865	507,075	1,350,175	934,082

Expenses:
Employee Compensation and Benefits	407,798	334,046	803,188	604,788
Non-Compensation Costs	73,054	77,742	145,766	161,028
Special Charges, Including Business Realignment Costs	—	8,558	—	32,234
Total Expenses	480,852	420,346	948,954	798,050

Operating Income (a)	$207,013	$86,729	$401,221	$136,032

(a) Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain resulting from the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
(4)Expenses incurred from the vesting of Class J Evercore LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.
(5)Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives.
(6)Non-Compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended June 30, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$17,513	$—		$17,513
Professional Fees	21,401	—		21,401
Travel and Related Expenses	3,715	—		3,715
Communications and Information Services	14,080	—		14,080
Depreciation and Amortization	7,151	—		7,151
Execution, Clearing and Custody Fees	2,913	—		2,913
Other Operating Expenses	6,281	—		6,281
Total Non-Compensation Costs	$73,054	$—		$73,054

	Three Months Ended June 30, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$17,365	$—		$17,365
Professional Fees	18,875	—		18,875
Travel and Related Expenses	3,756	—		3,756
Communications and Information Services	14,269	—		14,269
Depreciation and Amortization	6,975	(507)	(6a)	6,468
Execution, Clearing and Custody Fees	3,204	—		3,204
Acquisition and Transition Costs	98	(98)	(6b)	—
Other Operating Expenses	13,200	—		13,200
Total Non-Compensation Costs	$77,742	$(605)		$77,137

	Six Months Ended June 30, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$36,222	$—		$36,222
Professional Fees	43,008	—		43,008
Travel and Related Expenses	6,007	—		6,007
Communications and Information Services	28,109	—		28,109
Depreciation and Amortization	13,792	—		13,792
Execution, Clearing and Custody Fees	6,465	—		6,465
Acquisition and Transition Costs	7	(7)	(6b)	—
Other Operating Expenses	12,156	—		12,156
Total Non-Compensation Costs	$145,766	$(7)		$145,759

	Six Months Ended June 30, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$36,275	$—		$36,275
Professional Fees	35,841	—		35,841
Travel and Related Expenses	19,907	—		19,907
Communications and Information Services	26,836	—		26,836
Depreciation and Amortization	13,846	(1,014)	(6a)	12,832
Execution, Clearing and Custody Fees	7,390	—		7,390
Acquisition and Transition Costs	106	(106)	(6b)	—
Other Operating Expenses	20,827	—		20,827
Total Non-Compensation Costs	$161,028	$(1,120)		$159,908

(6a)The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
(6b)Primarily the exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.
(7)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(8)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(9)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.
(10)The net loss resulting from the gain on the sale of the ECB Trust business and the loss on the sale of the remaining ECB business in the third and fourth quarters of 2020, respectively, is excluded from the Adjusted presentation.
(11)Release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico is excluded from the Adjusted presentation.